Exhibit 10.1

AMENDMENT
TO
AMENDED AND RESTATED
MANAGEMENT AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AGREEMENT (this “Amendment”), dated as of March 11, 2024 and effective as of January 1, 2024 (the “Effective Date”), is entered into by Terra Property Trust, Inc., a Maryland corporation (“Company”), and Terra REIT Advisors, LLC, a Delaware limited liability company (the “Manager”). The Company and the Manager are collectively referred to herein as the “Parties” and each as a “Party.”

RECITALS

WHEREAS, the Parties are parties to that certain Amended and Restated Management Agreement, dated as of February 8, 2018 (the “Existing Agreement”); and

WHEREAS, the Parties desire to amend the Existing Agreement in accordance with the terms and conditions of this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

SECTION 1.    Amendment to Term and Termination Provisions. Section 8 (Term) of the Existing Agreement is hereby amended and restated in its entirety as set forth below:

(a)    Term. This Agreement shall initially be in effect from the Effective Date until the first December 31st following the third anniversary of the Effective Date (the “Initial Term”) and shall automatically renew without any action by either Party for an unlimited number of additional one-year terms upon each anniversary date of the last day of the Initial Term (each, a “Renewal Term”), unless terminated by the Parties during the Initial Term or a Renewal Term in accordance with the terms of this Section 8.

(b)    Termination For Unsatisfactory Performance or Unfair Compensation. Subject to the terms of this Section 8(b), the Company may elect to terminate this Agreement, during the Initial Term or any Renewal Term, upon a finding by either (i) at least two-thirds of the Independent Directors or (ii) the holders of a majority of the outstanding shares of Common Stock (other than those shares of Common Stock held by members of the Company’s senior management team and Affiliates of the Manager) that either (1) there has been unsatisfactory performance by the Manager that is materially detrimental to the Company and the Subsidiaries, or (2) the compensation payable to the Manager hereunder is unfair; provided, however, that the Company shall not have the right to terminate this Agreement under clause (2) above if the Manager agrees to continue to provide the services under this Agreement in exchange for reduced fees that at least two-thirds of the Independent Directors determines to be fair pursuant to the procedure set forth below.

If the Company elects to terminate this Agreement pursuant to this Section 8(b), the Company shall deliver prior written notice thereof to the Manager (a “Termination Notice”) not less than one hundred and eighty (180) days prior to the last calendar day of the Initial Term or the then-current Renewal Term, as applicable, and this Agreement shall terminate effective as of the last calendar day of the Initial Term or the then-current Renewal Term, as applicable (such date, “Termination Effective Date”); provided, however, that in the event that such Termination Notice is delivered by the Company in connection with a determination that the compensation payable to the Manager is unfair, then the Manager shall have the right (but not the obligation) to renegotiate such compensation by delivering to the Company, no less than forty-five (45) days prior to the prospective Effective Termination Date set forth in such Termination Notice, written notice (any such notice, a “Notice of Proposal to Negotiate”) of the Manager’s intention to renegotiate its compensation under this Agreement. Thereupon, the Company (represented by the Independent Directors) and the Manager shall endeavor to negotiate in good faith the revised compensation payable to the Manager under this Agreement. If the Manager and the Company (upon approval of at least two-thirds of the Independent Directors) agree to the terms of the revised compensation to be payable to the Manager within forty-five (45) days following the receipt of the Notice of Proposal to Negotiate, the Termination Notice shall be deemed of no force and effect and this Agreement shall continue in full force and effect on the terms stated in this Agreement, except that the compensation payable to the Manager hereunder shall be the revised compensation then agreed upon by the Company and the Manager. The Company and the Manager agree to execute and deliver an amendment to this Agreement setting forth any such revised Manager compensation promptly upon reaching an agreement regarding the same. In the event that the Company and the Manager are unable to agree to the terms of the revised compensation to be payable to the Manager during such forty-five (45)-day period as set forth above, this Agreement shall automatically terminate, such termination to be effective on the Termination Effective Date originally set forth in the Termination Notice.

(c)    Termination Fee.  In recognition of the level of the upfront effort required by the Manager to structure and acquire the assets of the Company and its subsidiaries and the commitment of resources by the Manager, in the event that this Agreement is terminated (i) by the Company in accordance with Section 8(b) or (ii) by the Manager pursuant to Section 8(d)(ii)(A), the Company shall pay to the Manager, on the date on which such termination is effective pursuant to the terms of Section 8(b) or 8(d)(ii)(A), as applicable, a termination fee (the “Termination Fee”) in an amount equal to three (3) times the average annual fees of all types and expense reimbursements received by or owed to the Manager pursuant to Section 3 of this Agreement during the twenty-four (24)-month period immediately preceding the date of such termination, calculated as of the end of the most recently completed monthly prior to the date of such termination. The obligation of the Company to pay the Termination Fee shall survive the termination of this Agreement.

(d)    Termination for Cause.

    (i)    Termination by the Company. The Company may terminate this Agreement, effective upon thirty (30) calendar days’ prior written notice of such termination from the Board to the Manager, without payment of any Termination Fees or other penalties of any kind, upon a Cause Event; provided, however, that the Company shall pay consideration to compensate the Manager for an Internalization Event in an amount that the Company shall negotiate with the Manager in good faith and which will require the approval of a majority of the Company’s Independent Directors. If a Cause Event shall occur, the Manager shall give prompt written notice thereof to the Board.

    (ii)    Termination by the Manager.

(A)    The Manager may terminate this Agreement, effective upon sixty (60) days’ prior written notice of such termination from the Manager to the Company, in the event that the Company defaults in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of thirty (30) days after written notice thereof specifying such default and requesting that the default be remedied in such thirty (30)-day period. The Company will pay the Manager the Termination Fee upon the termination of this Agreement by the Manager pursuant to this Section 8(d)(ii)(A).

(B)    The Manager may terminate this Agreement in the event the Company becomes regulated as an “investment company” under the Investment Company Act of 1940, as amended, with such termination deemed to have occurred immediately prior to such event. The Company will pay no Termination Fees or other penalties of any kind in connection with such a termination.

If any of the events specified in this Section 8(d)(ii) shall occur, the Company shall give prompt written notice thereof to the Manager.
(e)    Certain Defined Terms. As used herein, the following terms shall have following meanings:

(i)    “Bankruptcy” means with respect to any Person, (A) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal, state or foreign insolvency law, or such Person's filing an answer consenting to or acquiescing in any such petition, (B) the making by such Person of any assignment for the benefit of its creditors, (C) the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the Unites States Code, an application for the appointment of a receiver for a material portion of the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal, state or foreign insolvency law, provided that the same shall not have been vacated, set aside or stayed within such sixty (60)-day period or (D) the entry against it of a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereinafter in effect.

(ii)    “Cause Event” means (A) the material breach of any provision of this Agreement by the Manager or its Affiliates that shall continue for a period of thirty (30) days after delivery by the Company of written notice thereof to the Manager specifying such breach and requesting that the same be remedied in such thirty (30)-day period (or forty-five (45) days after delivery of written notice of such breach if the Manager takes diligent steps to cure such breach within thirty (30) days of delivery of the written notice), (B) any act of fraud or other criminal conduct, gross negligence or breach of fiduciary duty by the Manager or its Affiliates in connection with this Agreement or the performance of their duties to the Company, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (C) commencement of any proceeding relating to the Manager’s Bankruptcy or insolvency, including an order for relief in an involuntary Bankruptcy case or the Manager authorizing or filing a voluntary Bankruptcy petition, (D) the dissolution of the Manager, or (E) an Internalization Event.

(iii)    “Independent Directors” means the members of the Board who are not officers or employees of the Manager or its Affiliates and who are otherwise “independent” in accordance with the listing standards for independence of the New York Stock Exchange, the applicable rules of the Securities and Exchange Commission and any other standards established by the Company.

(iv)    “Internalization Event” means (A) the actual or effective termination of this Agreement in connection with a transaction that results in the Company acquiring or otherwise assuming control of the Manager or all or substantially all of its assets, or (B) the actual or effective termination of this Agreement in connection with a transaction that results in the Company hiring substantially all of the management team of the Manager.

(v)    “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

SECTION 2.    Miscellaneous.

(a)    Except as expressly set forth in this Amendment, the terms of the Existing Agreement are not amended or modified hereby and shall remain in full force and effect as set forth in the Existing Agreement. Upon the effectiveness of this Amendment, each reference in the Existing Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Existing Agreement as amended by this Amendment. In the event of any conflict between the terms of the Existing Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control. The terms of the Existing Agreement shall be interpreted and applied in all respects in order to give effect to the terms of this Amendment.

(b)    Notwithstanding anything herein to the contrary, this Amendment (and the applicable terms of the Existing Agreement, as amended hereby) shall be deemed to have become effective as of the Effective Date.

(c)    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the Parties reflected hereon as the signatories.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS THEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

MANAGER:

TERRA REIT ADVISORS, LLC

By: /s/ Vikram Uppal
Name: Vikram Uppal
Title: Chief Executive Officer

COMPANY:

TERRA PROPERTY TRUST, INC.

By: /s/ Vikram Uppal
Name: Vikram Uppal
Title: Chief Executive Officer

[Signature Page to Amendment
to Amended and Restated Management Agreement]